EXHIBIT 99.1

ICU Medical, Inc. to Present At the UBS Global Life Sciences Conference

SAN CLEMENTE, Calif., Sept. 18, 2008 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced that Scott Lamb, the Company's Chief Financial Officer, will present at the UBS Global Life Sciences Conference to be held on September 22-25, 2008, at the Grand Hyatt New York.

ICU Medical's presentation is scheduled for Tuesday, September 23, 2008 at 1:30 p.m. Eastern Time.

The presentation will be webcast live and can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100